Exhibit 99.1

PRESS RELEASE

INX Announces Results for 3rd Quarter Ended September 30, 2007

HOUSTON--(BUSINESS WIRE)--November 5, 2007--INX Inc. (Nasdaq: INXI) today announced financial results for its third quarter ended September 30, 2007.

In summary, for the quarter ended September 30, 2007 compared to the same period in the prior year:

•	Total revenue increased 14.9% to $52.0 million from $45.2 million.
▪
Product revenue increased 13.5% to $45.2 million from $39.8 million, with gross profit on product revenue increasing 18.9% to $7.9 million, or 17.4% of product revenue, compared to $6.6 million, or 16.6% of product revenue.

▪
Service revenue increased 25.6% to $6.8 million from $5.4 million, with gross profit on service revenue increasing 9.8% to $1.7 million, or 24.6% of service revenue, compared to $1.5 million, or 28.1% of service revenue.

•	Gross profit on total revenue increased 17.2% to $9.6 million, or 18.4% of total revenue, compared to $8.1 million, or 18.0% of total revenue.
•	Operating income increased 40.9% to $1.0 million, or 1.9% of total revenue, compared to $717,000, or 1.5% of total revenue.
•	Net income from continuing operations was $986,000 compared to $562,000.
•	Net income was $1.0 million compared to $271,000.
•	Diluted earnings per share from continuing operations was $0.12 compared to $0.08
•	Diluted earnings per share was $0.13 compared to $0.04.

For the nine month period ended September 30, 2007, compared to the same period in the prior year:

•	Total revenue increased 37.4% to $151.4 million from $110.2 million.
▪
Product revenue increased 37.9% to $131.7 million from $95.5 million, with gross profit on product revenue increasing 32.1% to $23.0 million, or 17.5% of product revenue, compared to $17.4 million, or 18.2% of product revenue.

▪
Service revenue increased 33.7% to $19.7 million from $14.7 million, with gross profit on service revenue increasing 35.3% to $5.1 million, or 26.0% of service revenue, compared to $3.8 million, or 25.7% of service revenue.

•	Gross profit on total revenue increased 32.6% to $28.1 million, or 18.6% of total revenue, compared to $21.2 million, or 19.2% of total revenue.
•	Operating income increased 158.0% to $2.3 million, or 1.6% of total revenue, compared to $910,000, or 0.8% of total revenue.
•	Net income from continuing operations was $2.3 million compared to $651,000.
•	Net income was $2.4 million compared to $499,000.
•	Diluted earnings per share from continuing operations was $0.30 compared to $0.09.
•	Diluted earnings per share was $0.31 compared to $0.07.

Regarding the Company’s third quarter results, James Long, INX’s Chairman and CEO, stated, “We are pleased with the revenue growth we generated in the third quarter compared to a strong prior year period in spite of credit markets turmoil and related economic uncertainty, and while expending substantial resources on closing our largest acquisition to date.  Compared to the prior year period, gross margin improved slightly, operating expenses decreased as a percentage of revenue, operating income increased almost 41% and diluted earnings per share from continuing operations increased 50%.  We are particularly pleased with the operating profit performance given the fact that the acquisition of Select Inc. during the quarter caused a decrease in operating profit margin percentage due to integration costs.  Excluding the impact of the Select, Inc. acquisition on the quarter, we continued to see operating profit margin expansion on a sequential basis compared to the second quarter, which has been a key element of our focus.  The Select, Inc. acquisition puts the company on an approximate $250 million revenue run rate going into the fourth quarter.  Industry and market conditions continue to evolve as we have expected, and we continue to be well positioned to take advantage of the macro trend of continued growth in the use of IP Telephony and the convergence of communications infrastructure using the IP network.  We have recently seen our pipeline of potential acquisitions grow due to both our acquisitions success to date and a decrease in competition for acquisitions from what we believe to be decreased access to credit by other potential acquirers.  With the fundamentals of our business improving, we are reviewing additional acquisition opportunities to continue expanding our national presence and to expand our key offerings to continue to drive continued profitable growth.  I would like to take this opportunity to publicly thank all INX team members for their contribution to our recent accomplishments, as they are the key to our success.”

Commenting on the recent trends in the Company’s business, Mark Hilz, INX’s President and Chief Operating Officer, stated, “During the third quarter we continued to execute effectively on our strategy.  We put in place a new credit facility to help fund acquisitions and closed on the acquisition of Boston-based Select, Inc., giving us a presence in New England with a leading Cisco partner in that region. Our quarterly results reflect only one month of revenue from Select’s operations.  Their revenue exceeded our revenue forecast for the first month following the transaction, a period of intensive post-acquisition integration activities. Our continuing expansion throughout the U.S. resulted in Cisco upgrading INX to national partner status during the quarter; a change that we believe will benefit us with respect to our ability to pursue larger national-scope customers.”

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

As stated in our beginning-of-the-year update, we continue to believe our efforts towards creating a strong national presence, along with both the increasing complexity and use of enterprise-class IP communications systems, will result in continued growth opportunities over the next several years.  One of our long-term goals continues to be improving profitability at a faster rate than the growth of revenue to improve our operating profit margin. As we have previously described, in 2005 and early 2006, we decided to make strategic investments that increased operating costs near-term in order to better position INX to take advantage of the long-term market opportunity we believe exists.  In 2007 we have begun to realize a return on these investments, and we believe we will continue to realize additional benefits going forward.

For the fourth quarter ending December 31, 2007, excluding the impact of future acquisitions, if any, we expect total revenue in the range of approximately $60 million to $64 million.  We continue to expect our operating profit margin percentage from our current operations, excluding the recent Select, Inc. acquisition, to trend upward slightly.  However, we expect the Select, Inc. operations to generate below normal operating profit margins during the fourth quarter as we will not have yet achieved all of the expected cost reductions and other improvements, and because we will continue to incur integration costs during the fourth quarter.  We expect that the revenue generated from all acquisitions to generate below-normal operating profit margin percentage during the first several quarters following the transaction due to integration costs, and the phase-in of cost reductions and synergies.

CONFERENCE CALL AND WEBCAST:

An investor conference call will be held by the Company today, November 5, 2007, starting at 4:15 p.m. Eastern Standard Time to discuss the results and the Company's outlook for the future, as well as provide an opportunity to answer investors' questions in a public format. The call is expected to last approximately 60 minutes.

James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter's results and answer investors' questions.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference call will begin promptly at the scheduled time.  Investors wishing to participate should call the telephone number at least five minutes prior to that time.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call.  To access the presentation via the web, participants should access www.INXI.com/Webcasts/Q307call at least ten (10) minutes prior to the call and log in to ensure web browser compatibility.  Following the call, the above link will provide investors with the ability to access the presentation and listen to the conference call.

Beginning approximately one hour after the end of the conference call and ending on December 6, 2007, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The replay of the conference call will also be available by the following morning, and until at least December 6, 2007, for listening via the Internet from the Company's web site at www.INXI.com/Webcasts/Q307call.

SAFE HARBOR STATEMENT:

The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.  The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.

•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	The successful integration of the Company’s recent acquisition of Boston-based Select, Inc, and the cost associated with the acquisition.

•	The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources.

•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.

•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to finance its business operations.

•	The Company’s ability to successfully market its new RouteStep Communications products.

•
The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened offices in new markets.

•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.

•	Unexpected customer contract cancellations.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K for 2006, which the Company makes available on its web site in PDF format at www.INXI.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of November 5, 2007, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. We offer a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.INXI.com.

CONTACT:

INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

INX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2007	2006
Revenue:
Products	$45,222	$39,847
Services	6,776	5,397
Total revenue	51,998	45,244
Cost of products and services:
Products	37,335	33,215
Services	5,110	3,880
Total cost of products and services	42,445	37,095
Gross profit	9,553	8,149
Selling, general and administrative expenses	8,543	7,432
Operating income	1,010	717
Interest and other income (expense), net	(17)	(112)
Income from continuing operations before income taxes	993	605
Income tax expense	7	43
Net income from continuing operations	986	562
Income (loss) from discontinued operations, net of income taxes	38	(291)
Net income	$1,024	$271

Net income per share:
Basic:
Income from continuing operations	$0.14	$0.09
Income (loss) from discontinued operations, net of income taxes	—	(0.05)
Net income per share	$0.14	$0.04
Diluted:
Income from continuing operations	$0.12	$0.08
Income (loss) from discontinued operations, net of income taxes	0.01	(0.04)
Net income per share	$0.13	$0.04
Shares used in computing net income per share:
Basic	7,081,511	6,419,501
Diluted	8,037,221	7,284,261

INX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Revenue:
Products	$131,690	$95,480
Services	19,678	14,718
Total revenue	151,368	110,198
Cost of products and services:
Products	108,696	78,070
Services	14,567	10,940
Total cost of products and services	123,263	89,010
Gross profit	28,105	21,188
Selling, general and administrative expenses	25,757	20,278
Operating income	2,348	910
Interest and other income (expense), net	—	(215)
Income from continuing operations before income taxes	2,348	695
Income tax expense	21	44
Net income from continuing operations	2,327	651
Income (loss) from discontinued operations, net of income taxes	97	(152)
Net income	$2,424	$499

Net income per share:
Basic:
Income from continuing operations	$0.34	$0.10
Income (loss) from discontinued operations, net of income taxes	0.01	(0.02)
Net income per share	$0.35	$0.08
Diluted:
Income from continuing operations	$0.30	$0.09
Income (loss) from discontinued operations, net of income taxes	0.01	(0.02)
Net income per share	$0.31	$0.07
Shares used in computing net income per share:
Basic	6,870,521	6,233,674
Diluted	7,853,269	7,191,431

INX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,514	$1,795
Accounts receivable, net of allowance of $224 and $299	42,058	42,424
Inventory	1,573	1,157
Other current assets	2,301	2,086
Total current assets	54,446	47,462
Property and equipment, net of accumulated depreciation of $3,349 and $2,414	4,345	3,854
Goodwill	16,044	10,891
Intangible and other assets, net of accumulated amortization of $1,449 and $1,264	3,667	313
Total assets	$78,502	$62,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable	$6,472	$4,609
Accounts payable	34,312	28,798
Accrued expenses	5,918	5,038
Other current liabilities	1,550	1,385
Total current liabilities	48,252	39,830
Other long-term liabilities	526	306
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 7,393,582 and 6,603,070 shares issued	74	66
Additional paid-in capital	35,506	30,598
Retained deficit	(5,856)	(8,280)
Total stockholders’ equity	29,724	22,384
Total liabilities and stockholders’ equity	$78,502	$62,520